UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 8, 2022
NVIDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23985	94-3177549
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2788 San Tomas Expressway, Santa Clara, CA 95051
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (408) 486-2000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NVDA	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

     Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement .

On February 8, 2022, NVIDIA Corporation (the “Company”), SoftBank Group Capital Limited (“SoftBank”) and SVF Holdco (UK) Limited (together with SoftBank, the “Sellers”) mutually terminated the Share Purchase Agreement (the “Purchase Agreement”), dated as of September 13, 2020, by and among the Company, NVIDIA International Holdings Inc., the Sellers and Arm Limited. The material terms of the Purchase Agreement were previously disclosed on a Form 8-K filed by the Company with the U.S. Securities and Exchange Commission on September 14, 2020. The parties agreed to terminate the Purchase Agreement because of significant regulatory challenges preventing the consummation of the transaction.  In accordance with the terms of the Purchase Agreement, the Sellers will retain the $1.25 billion prepaid by the Company, and the Company will retain its 20-year Arm license. The Company intends to record a $1.36 billion charge in the first quarter of fiscal year 2023, inclusive of the $1.25 billion prepayment provided at signing, due to the termination of the Purchase Agreement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NVIDIA Corporation
Date: February 8, 2022	By: /s/ Colette M. Kress
Colette M. Kress
Executive Vice President and Chief Financial Officer